UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2005

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Under the registrant's Short-Term Incentive Program and 2003 Incentive Program, as well as prior incentive plans and programs of Exxon Corporation and Mobil Corporation, certain bonuses and other incentive awards were originally granted under terms providing for settlement of the award to be deferred in one or more installments of cash or shares.  In light of recent tax law changes and for the purpose of achieving consistent treatment of all grantees (whether their awards were originally granted by Exxon, Mobil, or ExxonMobil), on June 3, 2005, the registrant's Compensation Committee determined that all outstanding deferred incentive awards would become payable together with accumulated interest or dividend equivalents in a single installment on August 1, 2005.  This change affects approximately 180 holders of deferred awards, including active employees and retirees, of whom six grantees are current executive officers of the registrant.  The total value of deferred compensation to become payable on August 1 is currently estimated to be approximately $69 million, of which approximately $9 million is estimated to be payable to current executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  June 9, 2005

By:

/s/ Patrick T. Mulva

----------------------------------------------

Name:

Patrick T. Mulva

Title:

Vice President, Controller and

Principal Accounting Officer